CONSENT OF REPORT OF INDEPENDENT REGISTERED
                              PUBLIC ACCOUTING FIRM

As independent registered public accounting firm, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiaries on Form S-8 of our report dated December 1, 2004 incorporated by reference in the 10-KSB for the year ended September 30, 2004.




Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 27, 2004                                 /s/ Kronich Kalada Berdy & Co.